Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Qualtrics International Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share	Other(2)	29,692,883(3)	$15.91(2)	$472,413,768.53	$0.0001102	$52,060.00
Equity	Class A Common Stock, par value $0.0001 per share	Other(4)	244,800(5)	$13.52(4)	$3,309,696.00	$0.0001102	$364.73
Total Offering Amounts					$475,723,464.53		$52,424.73
Total Fee Offsets(6)							—
Net Fee Due							$52,424.73

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Qualtrics International Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Employee Omnibus Equity Plan (the “Plan”) or 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction that results in an increase in the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the ESPP.
(2)Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $15.91 per share, which is the average of the high and low prices of the Registrant’s Class A Common Stock on February 21, 2023, as reported on the Nasdaq Global Select Market.
(3)Represents 29,692,883 shares of Class A Common Stock that were added to the shares reserved and available for issuance under the Plan on January 1, 2023, pursuant to an “evergreen” provision contained in the Plan. Pursuant to the provision contained in the Plan, on January 1, 2022 and each January 1 thereafter, through (and including) January 1, 2031, the number of shares reserved and available for issuance under the Plan is cumulatively increased by a number of shares of Class A Common Stock equal to up to 5% of the number of shares of Class A Common Stock and Class B common stock of the Registrant (“Class B Common Stock”) issued and outstanding on the immediately preceding December 31, as approved by the full board of directors of the Registrant (the “Board”).
(4)Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $15.91 per share, which is the average of the high and low prices of the Registrant’s Class A Common Stock on February 21, 2023, as reported on the Nasdaq Global Select Market. Pursuant to the ESPP, the purchase price of the shares of Class A Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Class A Common Stock on the first trading day of the offering period or on the exercise date.
(5)Represents 244,800 shares of Class A Common Stock that were automatically added to the shares reserved and available for issuance under the ESPP on January 1, 2023, pursuant to an “evergreen” provision contained in the ESPP. Pursuant to the provision contained in the ESPP, on January 1, 2022 and continuing through (and including) January 1, 2031, the number of shares reserved and available for issuance under the ESPP is automatically increased by the lowest of: (i) 2% of the number of shares reserved for issuance by the Registrant under the ESPP, (ii) 1% of the number of shares of Class A Common Stock and Class B Common Stock issued and outstanding on the immediately preceding December 31, and (iii) such lesser number of shares of Class A Common Stock as determined by the person(s) appointed by the Registrant’s Board to administer the ESPP.
(6)The Registrant does not have any fee offsets.